 RELEASE

This Release (this “Release”), dated as of April 1, 2014 (the “Execution Date”), is by Marge Graham (“Seller”), in favor of and for the benefit of the Releasees (as defined below).

PRELIMINARY STATEMENT

Seller and Sterling Seal & Supply, Inc., a New Jersey corporation (“Purchaser”), have entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) providing for the sale of all of the outstanding shares of capital stock of RG Sales, Inc., a Pennsylvania corporation (the “Company”) to Purchaser. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Stock Purchase Agreement) and this is the “Release” referenced in Section 2.1(a)(ii) of the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the consideration paid to Seller by the Purchaser pursuant to the Stock Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller agrees as follows for the benefit of and in favor of the Releasees:

1.             Certain Definitions and Interpretations. The following terms have the following meanings for all purposes of this Release:

“Claims and Liabilities” means debts, dues, demands, actions, causes of action, suits, accounts, reckonings, sums of money, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, any and all claims, obligations, costs, expenses, losses, exposures and liabilities whatsoever of every name and nature, both at law and in equity or created by statute, known or unknown, existing or occurring at any time on, before or after the date hereof.

“Non-Released Claims” means (i) the obligations of Purchaser to Seller under the Transaction Documents; (ii) the Company’s obligation to pay to Seller wages accrued during the period from March 24, 2014 through March 31, 2014 and (iii) any claim that cannot be released or discharged as a matter of law.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental entity, arbitrator or mediator.

“Releasees” means: (i) the Company, (ii) the Purchaser, (iii) each affiliate of Purchaser, (iv) each former and present beneficial owner, principal, director, officer, beneficiary, trustee, employee, agent and representative of the Persons described in the immediately preceding clauses (i) through (iii), inclusive, and (v) each Successor of or to the Persons described in the immediately preceding clauses (i) through (iv), inclusive.

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“Successors” means, as to any Person, such Person’s estates, administrators, personal and legal representatives, executors, heirs, legatees, devisees, and distributes.

2.             Release. Seller, on behalf of herself, and each of her controlled affiliates and Successors (collectively “Releasors”), hereby, irrevocably and unconditionally, fully and forever, releases and discharges each of the Releasees from any and all Claims and Liabilities that any of the Releasors may have against any one or more Releasees or for which any one or more Releasees may be responsible or liable to any one or more Releasors except that Non-Released Claims are not released or discharged. Without limiting the generality of the preceding portion of this Section 2, and notwithstanding any other provision of this Release (except clause (ii) and (iii) under the definition of Non-Released Claims), Seller, on behalf of herself and the other Releasors, hereby releases and discharges each of the Releasees from and against any and all Claims and Liabilities arising from or otherwise relating to Seller’s prior employment with the Company. To avoid doubt, Claims and Liabilities that are released and discharged pursuant to this Section 2 by Seller to the extent applicable include without limitation Claims and Liabilities arising from or otherwise relating to any of the following, except to the extent same constitutes, as applicable, a Non-Released Claim: (i) the Age Discrimination in Employment Act and/or the Older Worker Benefits Protection Act (including any and all amendments to each such law) and/or any other Claim relating to age discrimination, (ii) any of the following: ERISA and/or any employment benefit plan; Title VII of the Civil Rights of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; the Civil Rights Act of 1991; the Equal Pay Act; the Americans with Disabilities Act; the Rehabilitation Act; the Employee Retirement Income Security Act of 1974; the National Labor Relations Act; the Occupational Safety and Health Act; the Pennsylvania Human Relations Act (including any and all amendments to each such law), and/or any other actual and/or alleged violation of any other law, including any actual and/or alleged breach of fiduciary duty; (iii) any contract or promise, express or implied, oral or written, (iv) any tort law, (v) any public policy, (vi) any whistleblower claim, (vii) any claim to any bonus or similar payment for any past period, (viii) any other compensation of any kind or nature for any past period, (ix) any actual and/or claimed equity interests of any kind or nature in the Company, and (x) any attorneys’ fees and/or costs.

3.             Covenant Not to Sue. Without limiting the generality of the other provisions of Section 2 Seller not to, directly or indirectly, commence any Proceeding and/or make any claim that is inconsistent with Section 2 or otherwise arises from or relates to any of the Claim and Liabilities released and discharged hereunder.

4.             Termination of Contracts. The Company, on the one hand, and Seller, on behalf of herself and each of the other Releasors, on the other hand, hereby terminates without any liability or recourse of any kind or nature all agreements, contracts and other binding arrangement by and between such Persons, except such termination shall not apply to any Transaction Document.

5.             Miscellaneous. Any notice under this Release shall be given in the manner provided for in the Stock Purchase Agreement. This Release and any claim or Proceeding related to this Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and not to be performed entirely within such state, without regard to conf1icts of laws principles, unless superseded by federal law. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by Seller and Purchaser. No waiver of any provision of this Release will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by Purchaser. No delay on the part of any Releasee in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Release. Any reference to the singular in this Release also includes the plural and vice versa. All rights and remedies of each Releasee shall be independent and cumulative and may be exercised concurrently or separately. The exercise of any one right or remedy shall not constitute an election of such right or remedy or preclude or waive the exercise of any other right or remedy. Seller acknowledges and agrees that she (a) has is releasing and discharging Claims and Liabilities hereunder on a voluntary basis and (b) had the opportunity to consult with an attorney of her choosing and have consulted with such attorney in connection with this Release.

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IN WITNESS WHEREOF, Seller has duly executed this Release as of the date first above written.

Marge Graham

The Company hereby agrees to the provisions of Section 4 of this Release.

RG Sales, Inc.

By:
Name:	Marge Graham
Title:	President

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